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                                                                    EXHIBIT 24.1



                                March 11, 1998

Armando A. Pena
1 Riverside Plaza
Columbus, Ohio 43215

Richard C. Kelly
1225 Seventeenth Street
Denver, Colorado 80502

Dear Sirs:

             Yorkshire Power Group Limited (the "Company") proposes to file a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to (i) $275 million of Trust Securities of Yorkshire Capital Trust I, a Delaware business trust and subsidiary of the Company, (ii) $275 million of Junior Subordinated Deferrable Interest Debentures of Yorkshire Power Finance Limited, a Cayman Islands company with limited liability and subsidiary of the Company and (iii) guarantees by the Company of the above-mentioned securities.

             The Company and the undersigned directors and officers of the Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission said registration statement and any appropriate amendments thereto, to be accompanied by a prospectus and any appropriately amended prospectus and any necessary exhibits.

             The Company hereby authorizes you or any one of you to execute said registration statement and amendments thereto on its behalf as attorney-in-fact for it and its authorized officers, and to file the same as aforesaid.

             The undersigned directors and officers of the Company hereby authorize you or any one of you to sign said registration statement on their behalf as attorney-in-fact and to amend, or remedy any deficiencies with respect to, said registration statement by appropriate amendment or amendments and to file the same as aforesaid.

                                        Very truly yours,

                                        YORKSHIRE POWER GROUP LIMITED

                                        By:  DR. E. LINN DRAPER, JR.
                                           -----------------------------
                                           Name:   Dr. E. Linn Draper, Jr.
                                           Title:  Chairman and Director
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DR. E. LINN DRAPER, JR.
------------------------------------
Dr. E. Linn Draper, Jr.
Chairman and Director

DONALD M. CLEMENTS, JR.
------------------------------------
Donald M. Clements, Jr.
Director

ARMANDO A. PENA
------------------------------------
Armando A. Pena
Director and Chief Financial Officer

WAYNE H. BRUNETTI
------------------------------------
Wayne H. Brunetti
Director

RICHARD C. KELLY
------------------------------------
Richard C. Kelly
Director

TERESA S. MADDEN
------------------------------------
Teresa S. Madden
Director


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